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                                                                    EXHIBIT 10.4

                           THE NEW YORK TIMES COMPANY
                   NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                                   AS AMENDED

1. PURPOSE

    The purpose of The New York Times Company Non-Employee Directors' Stock Option Plan (the "Plan") is to secure for The New York Times Company (the "Company") and its stockholders the benefits of the incentive inherent in increased common stock ownership by the members of the Board of Directors (the "Board") of the Company who are not employees of the Company or any of its subsidiaries.

2. ADMINISTRATION

    The Plan shall be administered by the Board. The Board shall have all the powers vested in it by the terms of the Plan, such powers to include authority (within the limitations described herein) to prescribe the form of the agreement embodying awards of stock options made under the Plan ("Options"). The Board shall, subject to the provisions of the Plan, have the power to construe the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decision of the Board in the administration of the Plan, as described herein, shall be final and conclusive. The Board may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or the Secretary or any other officer of the Company to execute and deliver documents on behalf of the Board. No member of the Board shall be liable for anything done or omitted to be done by such member or by any other member of the Board in connection with the Plan, except in circumstances involving actual bad faith.

3. AMOUNT OF STOCK

    The stock which may be issued and sold under the Plan will be the Class A Common Stock of the Company ("Common Stock"), of a total number not exceeding 250,000 shares, subject to adjustment as provided in Section 6 below. The stock to be issued may be either authorized and unissued shares, treasury shares, issued shares acquired by the Company or its subsidiaries or any combination thereof. In the event that Options granted under the Plan shall terminate or expire without being exercised in whole or in part, new Options may be granted covering the shares not purchased under such lapsed Options.

4. ELIGIBILITY

    Each member of the Board who is not an employee of the Company or any of its subsidiaries (a "Non-Employee Director") shall be eligible to receive an Option in accordance with the specific provisions of Section 5 below. The adoption of this Plan shall be not deemed to give any director any right to be granted an Option to purchase Common Stock except to the extent and upon such terms and conditions consistent with the Plan as may be determined by the Board.

5. TERMS AND CONDITIONS OF OPTIONS

    Each Option granted under the Plan shall be evidenced by an agreement in such form as the Board shall prescribe from time to time in accordance with the Plan and shall comply with the following terms and conditions:

        (a) The Option exercise price shall be the Fair Market Value of the shares of Common Stock (as defined in Section 7(a) hereof) subject to such Option on the date the Option is granted.

        (b) Each year, as of the date of the Annual Meeting of Stockholders of the Company, each Non-Employee Director who has been elected or re-elected or who is continuing as a member of the Board as of the adjournment of the Annual Meeting shall automatically receive an Option for 2,000 shares of Common Stock.
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        (c) No Option shall be transferable otherwise than by will or by the laws of descent and distribution. Notwithstanding the foregoing sentence, the Board may determine that Options granted to a Participant or a specified group of Participants may be transferred by the Participant to one or more members of the Participant's immediate family, to a partnership or limited liability company whose only partners or members are members of the Partcipant's immediate family, or to a trust established by the Participant for the benefit of one or more members of the Participant's immediate family. For this purpose, "immediate family" means the Participant's spouse, parents, children (including adopted and step-children), grandchildren and the spouses of such parents, children (including adopted and step-children) and grandchildren. A transferee described in this subsection may not further transfer an Option. An Option transferred pursuant to this subsection shall remain subject to the provisions of the Plan and shall be subject to such other rules as the Board shall determine.

        (d) No Option or any part of an Option shall be exercisable:

        (i) before the Non-Employee Director has served one term-year as a member of the Board since the date the Option was granted (as used herein, the term "term-year" means that period from one Annual Meeting to the subsequent Annual Meeting), except as provided in subsection 5(d)(iv)(B) below;

        (ii) after the expiration of ten years from the date the Option was granted;

       (iii) unless written notice of the exercise is delivered to the Company specifying the number of shares to be purchased and payment in full is made for the shares of Common Stock being acquired thereunder at the time of exercise; such payment shall be made

           (A) in United States dollars by certified check or bank draft, or

           (B) by tendering to the Company shares of Common Stock owned by the person exercising the Option and having a Fair Market Value on the date of exercise equal to the cash exercise price applicable to such Option, or

           (C) by electing to have the Company retain shares of Common Stock which would be otherwise issued on exercise of the Option and having a Fair Market Value on the date of exercise equal to the cash applicable to such Option, or

           (D) any combination of the foregoing forms; and

        (iv) unless the person exercising the Option has been, at all times during the period beginning with the date of grant of the Option and ending on the date of such exercise, a Non-Employee Director of the Company, except that

           (A) if such a person shall cease to be such a Non-Employee Director for reasons other than Retirement (as defined in Section 7(a) hereof) or death, while holding an Option then exercisable that has not expired, such person, at any time within one year after the date he ceases to be such a Non-Employee Director (but in no event after the Option has expired under the provisions of subsection 5(d)(ii) above), may exercise the Option with respect to any shares of Common Stock as to which such person could have but has not exercised the Option on the date the person ceased to be such a Non-Employee Director;

           (B) if such a person shall cease to be such a Non-Employee Director by reason of Retirement or death while holding an Option (whether or not then exercisable) that has not expired, notwithstanding the provisions of subsection 5(d)(i) above, such person, or in the case of death (either while a Non-Employee Director or after Retirement), his executors, administrators, heirs, legatees or distributees, as the case may be, may, at any time until the expiration of such Option as provided in subsection 5(d)(ii) above, exercise the Option with respect to any shares of

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       Common Stock as to which such person has not exercised the Option on the date the person ceased to be such a Non-Employee Director; and

           (C) if any person who has ceased to be such a Non-Employee Director for reasons other than death or Retirement shall die holding an Option, such person's executors, administrators, heirs, legatees or distributees, as the case may be, may, at any time within one year after the date of death (but in no event after the Option has expired under the provisions of subsection 5(d)(ii) above), exercise the Option with respect to any shares as to which the decedent could have exercised the Option at the time of death.

    In the event any Option is exercised by the executors, administrators, heirs, legatees or distributees of the estate of a deceased optionee or by the guardian or legal representative of a disabled optionee, the Company shall be under no obligation to issue stock thereunder unless and until the Company is satisfied that the person or persons exercising the Option are the duly appointed legal representatives of the deceased optionee's estate or the proper legatees or distributees thereof or the duly appointed guardian or legal representative of the disabled optionee.

6. ADJUSTMENT IN THE EVENT OF CHANGE IN STOCK

    In the event of changes in the outstanding Common Stock of the Company by reason of dividends (other than cash dividends), recapitalizations, mergers, consolidations, split-ups, combinations or exchanges of shares and the like, the aggregate number and class of shares available under the Plan, the number, class and the price of shares of Common Stock subject to outstanding Options and the number of shares constituting an Option grant under Section 5(b) hereof, shall be appropriately adjusted by the Board, whose determination shall be conclusive.

7. MISCELLANEOUS PROVISIONS

    (a) The following terms shall have the meanings specified below:

        (i) "Fair Market Value" means the arithmetic mean of the highest and lowest sales prices of the Common Stock as reported in the Consolidated Transactions of the American Stock Exchange ("AMSE") (or such other national securities exchange on which the Common Stock may be listed at the time of determination, and if the Common Stock is listed on more than one exchange, then on the one located in New York or if the Common Stock is listed only on the National Association of Securities Dealers Automated Quotations System ("NASDAQ"), then on such system) on the date of the grant or other date on which the Common Stock is to be valued hereunder. If no sale shall have been made on the AMSE, such other exchange or the NASDAQ on such date or if the Common Stock is not then listed on any exchange or on the NASDAQ, Fair Market Value shall be determined by the Board in accordance with Treasury Regulations applicable to incentive stock options.

        (ii) "Retirement" means retirement from the Board at the age of 65 or thereafter or resignation from the Board by reason of disability.

    (b) Except as expressly provided for in the Plan, no Non-Employee Director or other person shall have any claim or right to be granted an Option under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Non-Employee Director any right to be retained in the service of the Company.

    (c) An optionee's rights and interest under the Plan may not be assigned or transferred in whole or in part either directly or by operation of law or otherwise (except in the event of an optionee's death, by will or the laws of descent and distribution), including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner and no such right or interest of any participant in the Plan shall be subject to any obligation or liability of such participant.

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    (d) No shares of Common Stock shall be issued hereunder unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state and other securities laws and regulations.

    (e) It shall be a condition to the obligation of the Company to issue shares of Common Stock upon exercise of an Option, that the optionee (or any beneficiary or person entitled to act under subsection 5(d)(iv) above) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Company may refuse to issue shares of Common Stock.

    (f) The expenses of the Plan shall be borne by the Company.

    (g) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of shares upon exercise of any Option under the Plan and issuance of shares upon exercise of Options shall be subordinate to the claims of the Company's general creditors.

    (h) By accepting any Option or other benefit under the Plan, each optionee and each person claiming under or through such person shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company or the Board.

    (i) It is the intent of the Company that the transactions involving options under the Plan comply in all respects with Rule 16b-3 or any successor rule ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended, that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention and that if any provision of the Plan is found not to be in compliance with Rule 16b-3, such provision shall be deemed null and void to the extent required to permit any such transaction to comply with Rule 16b-3. The Board may adopt rules and regulations under, and amend, the Plan in furtherance of the intent of the foregoing.

8. AMENDMENT OF DISCONTINUANCE

    The Plan may be amended at any time and from time to time by the Board as the Board shall deem advisable, including, but not limited to, amendments necessary to qualify for any exemption or to comply with applicable law or regulations; provided, however, that except as provided in Section 6 above, the Board may not, without further approval by the holders of a majority of the outstanding shares of Class A and Class B Common Stock of the Company entitled to vote thereon, voting together as one class, increase the maximum number of shares of Common Stock as to which Options may be granted under the Plan, increase the number of shares subject to an Option, change the Option exercise price described in subsection 5(a) above, extend the period during which Options may be granted or exercised under the Plan or change the class of persons eligible to receive Options under the Plan. Subject to the provision of Section 7(i) hereof relating to Rule 16b-3, no amendment of the Plan shall materially and adversely effect any right of any optionee with respect to any Option theretofore granted without such optionee's written consent. It is intended that the Plan be a "formula plan" under Rule 16b-3 and will comply with all applicable rules, regulations and staff interpretations of the Securities and Exchange Commission.

9. TERMINATION

    This Plan shall terminate upon the earlier of the following dates or events to occur:

        (a) upon the adoption of a resolution of the Board terminating the Plan; or

        (b) ten years from the date the Plan is initially approved and adopted by the stockholders of the Company in accordance with Section 10 below.

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10. EFFECTIVE DATE OF PLAN

    The Plan shall become effective as of April 16, 1991 or such later date as the Board may determine, provided that the adoption of the Plan shall have been approved by the holders of a majority of the outstanding shares of Class A and Class B Common Stock of the Company entitled to vote thereon at the 1991 Annual Meeting of Stockholders, in person or by proxy, voting together as a single class.

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